                                                                      EXHIBIT 21


                            MERITOR AUTOMOTIVE, INC.

                       LIST OF SUBSIDIARIES OF THE COMPANY
                             AS OF DECEMBER 15, 1998


                                                                PERCENTAGE OF VOTING
                                                                SECURITIES OWNED BY
                                                              -----------------------
         NAME AND JURISDICTION                                REGISTRANT   SUBSIDIARY
         ---------------------                                ----------   ----------
Meritor Heavy Vehicle Systems, LLC (Delaware)................    100%

Meritor Light Vehicle Systems, Inc. (Delaware)...............    100%

Meritor Automotive Canada Inc. (Canada)......................    100%

Meritor Automotive Limited (England).........................    100%

         Meritor France (France).............................                 100%

Meritor Automotive GmbH (Germany)............................     99%           1%*

Meritor do Brasil Ltda. (Brazil).............................                 100%**

----------
* 1% of the voting securities of Meritor Automotive GmbH is owned by Meritor Heavy Vehicle Systems Limited.

** 100% of the voting securities of Meritor do Brasil Ltda. is owned by Meritor Participacoes Ltda., a holding company all of the voting securities of which is owned by Meritor Automotive, Inc.

         Listed above are certain consolidated subsidiaries included in the financial statements of the Company. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.